EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated June 15, 2000, included in this Form 11-K as of December 31, 1999 and 1998, into IVAX Corporation's previously filed Registration Statement on Form S-8 File No. 333-24593 and to all references to our firm therein.

ARTHUR ANDERSEN LLP




Miami, Florida,
   July 12, 2000.